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                POWERGEN, LG&E ENERGY ANNOUNCE MERGER COMPLETION

(LOUISVILLE, Ky. - Dec. 11, 2000) Powergen plc (LSE; NYSE: PWG) of the United Kingdom and LG&E Energy Corp. of Louisville, Ky., have successfully completed the merger involving the two companies and have formally begun joint operations.

           The merger received the approval of all state and federal regulatory bodies as well as shareholders of both companies.

           LG&E Energy will maintain its headquarters in Louisville, Ky., which will serve as the headquarters for Powergen's North American operations. LG&E Energy's utility subsidiaries, Louisville Gas and Electric Company and Kentucky Utilities Company, will continue as separate subsidiary corporations with joint operations and with headquarters in Louisville and Lexington, Ky., respectively.

           "We have worked toward this positive outcome for many months and we couldn't be happier that the day has finally arrived when we can celebrate the combining of these two well-run companies into one of world's finest energy services firms," said Ed Wallis, Powergen's chairman and chief executive. "The fact that we've moved this far this fast is a tremendous tribute to our management and our employees. And, of course, we couldn't have reached this milestone without the input and support of our regulators and customers. We will quickly demonstrate to them that their confidence in us was well placed."

           In addition to remaining as LG&E Energy's chairman and chief executive officer, Roger W. Hale now joins Powergen's board of directors. He also will serve on a three-person LG&E Energy board of directors, along with Mr. Wallis and David Jackson of Powergen. A U.S. advisory board will also be appointed.

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MERGER COMPLETION
ADD ONE - DECEMBER 11, 2000

           Mr. Hale also will continue as chairman and chief executive officer of LG&E and KU and will be joined on the boards of directors of those companies by Mr. Wallis and Mr. Jackson, as well as by the six current outside directors of Powergen. Senior management at LG&E Energy, LG&E and KU remains largely in place.

           LG&E Energy's final day of trading on the New York Stock Exchange is Monday, December 11. Shortly, LG&E Energy shareholders of record on December 11 should receive letters of transmittal from Powergen's paying agent, Computershare Trust Company of New York, containing instructions for submitting their stock certificates for the agreed upon cash payment of $24.85 a share. Additionally, separate from the exchange process, a partial dividend of 25.276 cents per share will be paid to LG&E Energy shareholders of record on December 8. The dividend will be payable fifteen days from the closing date.

           The merger creates a global power company with assets of nearly $12 billion and total revenues of $8.7 billion, serving four million customers worldwide.

           "While we've made history with this merger, we're convinced that there is plenty of history yet left to write," Wallis said.

           LG&E Energy Corp. headquartered in Louisville, Ky., is a diversified energy services company with businesses in power generation and project development; retail gas and electric utility services; and asset-based energy marketing. The company owns and operates Louisville Gas and Electric Company, a regulated electric and gas utility serving Louisville, Ky. and 16 surrounding counties; and Kentucky Utilities Company, a regulated electric utility, based in Lexington, Ky., which serves customers in 77 Kentucky counties and five counties in Virginia. LG&E Energy also owns equity in and operates non-utility power plants in six states as well as in Spain; owns interests in three natural gas distribution companies in Argentina; and owns CRC-Evans Pipeline International Inc., the world's leading provider of specialty equipment and services to the natural gas and oil pipeline construction industry.

           Powergen is a British company and one of the world's major power businesses. It is one of the UK's leading integrated gas and electric companies, generating about 14 percent of the electricity needs of England and Wales. The company has a growing retail customer base of over 2.6 million customer accounts, is the market leader in provision of large scale combined heat and power plant and in the industrial and commercial electricity market. The UK business is split into five divisions: generation, distribution, combined heat and power and distribution.

STATEMENTS MADE IN THIS RELEASE THAT STATE THE COMPANY'S OR MANAGEMENT'S INTENTIONS, EXPECTATIONS OR PREDICTIONS OF THE FUTURE ARE FORWARD LOOKING STATEMENTS. THE COMPANY'S ACTUAL RESULTS COULD DIFFER MATERIALLY FROM THOSE PROJECTED IN THE FORWARD-LOOKING STATEMENTS, AND THERE CAN BE NO ASSURANCE THAT ESTIMATES OF FUTURE RESULTS WILL BE ACHIEVED. THE COMPANY'S SEC FILINGS CONTAIN ADDITIONAL INFORMATION CONCERNING FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE IN THE FORWARD-LOOKING STATEMENTS.

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